Exhibit 10.2

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of June 19, 2011 (this “Limited Guarantee”), by Mr. Tianfu Yang (“Mr. Yang”), Abax Global Opportunities Fund, AGC Asia 5 Ltd. and Prosper Expand Ltd. (collectively “Abax” and, together with Mr. Yang, the “Guarantors” and each, a “Guarantor”) in favor of Harbin Electric, Inc., a Nevada corporation (the “Guaranteed Party”).

1.           GUARANTEE.  (a) To induce the Guaranteed Party to enter into that certain Agreement and Plan of Merger, dated as of June 19, 2011 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among the Guaranteed Party, Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”) and Tech Full Electric Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Guaranteed Party, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, severally but not jointly nor jointly and severally, as a primary obligor and not merely as a surety, the due and punctual performance and discharge of all of the payment obligations of Parent and Merger Sub pursuant to Section 7.3(c) of the Merger Agreement (the “Obligations”); provided that, notwithstanding anything to the contrary contained in this Limited Guarantee, in no event shall a Guarantor’s aggregate liability under this Limited Guarantee exceed such Guarantor’s respective percentage, as set forth opposite its name on Annex A hereto, of US$30,000,000 (the “Maximum Amount”).  The Guaranteed Party hereby agrees that the provisions of Section 7.3(c) of the Merger Agreement shall, for purposes of this Limited Guarantee, be construed as such Section is in effect on the date hereof, unless, in any case, any modifications thereto are consented to by each Guarantor.  No Guarantor shall have any obligations or liability to any Person relating to, arising out of or in connection with this Limited Guarantee other than as expressly set forth herein.  Capitalized terms used but not defined in this Limited Guarantee shall have the meanings assigned to such terms in the Merger Agreement.

(b)           Subject to the terms and conditions of this Limited Guarantee, if Parent or Merger Sub fails to pay the Obligations when due, then all of the Guarantor’s liabilities to the Guaranteed Party hereunder in respect of such Obligations shall become immediately due and payable and the Guaranteed Party may, at the Guaranteed Party’s option, take any and all actions available hereunder or under applicable Law to collect such Obligations from the Guarantors (subject to each Guarantor’s Maximum Amount).  In furtherance of the foregoing, the Guarantors acknowledge that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantors for the full amount of the Obligations (subject to each Guarantor’s Maximum Amount), regardless of whether any action is brought against Parent or Merger Sub.  Each Guarantor agrees, severally but not jointly nor jointly and severally, to pay on demand its pro rata portion (based on the percentages set forth on Annex A hereto) of all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, which amounts, if paid, will be in addition to the Obligations and not included within a determination of the Maximum Amount.

2.          NATURE OF GUARANTEE.  The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligations hereunder.  In the event that any payment to the Guaranteed Party in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to such Obligations as if such payment had not been made.  This is an unconditional guarantee of payment and not of collectibility.  Each Guarantor reserves the right to assert defenses which Parent or Merger Sub may have to payment of any Obligations, other than defenses arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby.

3.          CERTAIN WAIVERS.  Each Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with the Parent or the Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party, the Parent or the Merger Sub without in any way impairing or affecting each Guarantor’s obligations under this Limited Guarantee.  Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Parent, the Merger Sub, or any other person interested in the transactions contemplated by the Merger Agreement; (b) change in the time, place or manner of payment of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by the Parent, the Merger Sub and the Guaranteed Party in connection with the Obligations; (c) any change in the corporate existence, structure or ownership of the Parent, the Merger Sub, or any other person interested in the transactions contemplated by the Merger Agreement; (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent, the Merger Sub or any other person interested in the transactions contemplated by the Merger Agreement; (e) any lack of validity or enforceability of the Merger Agreement or any agreement or instrument relating thereto; (f) the existence of any claim, set-off or other right which such Guarantor may have at any time against the Parent, the Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise; or (g) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations.  To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party.   Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Obligations and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of any person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally, including, without limitation, any event, condition or circumstance that might be construed to constitute, an equitable or legal discharge of such Guarantor’s obligations hereunder.  Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

Each Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to (i) the effects of insolvency, bankruptcy, reorganization or other similar proceedings and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

The Guaranteed Party hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause all of its Related Persons (as defined below) not to institute, any proceeding or bring any other claim (whether in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement, the Abax Equity Financing or the transactions contemplated thereby against the Guarantors or any Non-Recourse Party (as defined below), except for claims against the Guarantors under this Limited Guarantee (subject to the limitations contained herein).

4.          NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.  Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

5.          REPRESENTATIONS AND WARRANTIES.  Each Guarantor (other than, in the case of the representation and warranties contained in Sections 5(a) and 5(b)(i), Mr. Yang) hereby represents and warrants to the Guaranteed Party that:

(a)          such Guarantor is a legal entity duly organized and validly existing under the laws of its jurisdiction of organization;

(b)          the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene (i) any provision of such Guarantor’s charter documents, partnership agreement, operating agreement or similar organizational documents or (ii) any law, regulation, rule, decree, order, judgment or contractual restriction binding on such Guarantor or its assets;

(c)          all consents, approvals, authorizations and permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required from such Guarantor in connection with the execution, delivery or performance of this Limited Guarantee;

(d)          this Limited Guarantee constitutes a legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(e)          (i) each Guarantor is solvent and shall not be rendered insolvent as a result of its execution and delivery of this Limited Guarantee or the performance of its obligations hereunder, (ii) each Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and (iii) all funds necessary for each Guarantor to fulfill its obligations under this Limited Guarantee shall be available to such Guarantors for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

6.          NO ASSIGNMENT.  Neither the Guarantors nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the other party hereto; provided, however, that each Guarantor may assign all or a portion of its obligations hereunder, with prior written notice to the Guaranteed Party accompanied by a guarantee in the form identical to this Limited Guarantee duly executed and delivered by the assignee, to an affiliate or to an entity managed or advised by an affiliate of such Guarantor; provided, further, that no such assignment shall relieve such Guarantor of any liability or obligations hereunder except to the extent actually performed or satisfied by the assignee.

7.          NOTICES.  All notices, requests and other communications to any party hereunder shall be given in the manner specified in the Merger Agreement (and shall be deemed given as specified therein) as follows:

If to Mr. Yang, to:

Attention:	Mr. Tianfu Yang

Address:	c/o Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060

Facsimile No.: +86 (451) 8611 6794

with a copy to:

Attention:	Michael V. Gisser / Peter X. Huang

Address:	c/o Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC

Facsimile No.: +86 10 6535 5577

If to Abax, to:

Attention:	Donald Xiang Dong Yang

Address:	c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F, Two International Finance Centre
8 Finance Street
Central, Hong Kong

Facsimile No.: +852 3602 1700

with a copy to:

Attention:	Mark J. Lehmkuhler

Address:	c/o Davis Polk & Wardwell
18th Floor, The Hong Kong Club Building
3A Chater Road
Central, Hong Kong

Facsimile No.: +852 2533 3388

or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Merger Agreement.  All notices to the Guaranteed Party hereunder shall be given as set forth in the Merger Agreement.

8.          CONTINUING GUARANTEE.  This Limited Guarantee shall remain in full force and effect and shall be binding on each Guarantor, its successors and assigns until the Obligations have been satisfied in full.  This Limited Guarantee will terminate, and be of no further force or effect, immediately following the earliest of (i) the Closing, (ii) the termination of the Merger Agreement in accordance with its terms by mutual consent of the parties thereto or under circumstances in which Parent would not be obligated to make any payment under the Merger Agreement and (iii) 90 days following the termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to make a payment pursuant to Section 7.3(c) of the Merger Agreement unless a claim for such a payment has been made in writing prior thereto (unless tendering such a writing would expressly violate, or would be prohibited by, any applicable requirement of law, in which case, the foregoing period shall toll for so long as such violation or prohibition is in effect).  Notwithstanding the foregoing, (1) the parties hereto acknowledge and agree that this Limited Guarantee shall not terminate for so long as a claim made in accordance with clause (iii) above remains unresolved, and (2) in the event that the Guaranteed Party or any of its controlled affiliates asserts in any litigation or other proceeding that the provisions of this Limited Guarantee limiting each Guarantor’s liability to the Maximum Amount are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against any Non-Recourse Party or, other than its rights to recover from the Guarantors with respect to the Obligations, the Guarantors, Parent or Merger Sub with respect to the transactions contemplated by the Merger Agreement, then (x) the obligations of the Guarantors under this Limited Guarantee shall terminate ab initio and be null and void, (y) if a Guarantor has previously made any payments under this Limited Guarantee, such Guarantor shall be entitled to recover such payment(s) and (z) neither the Guarantors nor any Non-Recourse Party shall have any liability to the Guaranteed Party with respect to the Merger Agreement and the transactions contemplated thereby, the Abax Equity Financing or under this Limited Guarantee.

9.          NO RECOURSE.

 (a)         The Guaranteed Party acknowledges that the sole assets of Parent and Merger Sub are its rights under the Merger Agreement and the Financing Documents, and that no funds are expected to be contributed to either Parent or Merger Sub unless and until the Closing occurs.  Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, agrees and acknowledges that no Person (other than the Guarantors and any permitted assignees thereof) have any obligations under this Limited Guarantee and that, notwithstanding that the Guarantors may be partnerships or limited liability companies, the Guaranteed Party has no right of recovery under this Limited Guarantee, or any claim based on such obligations against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, members, or affiliates of the Guarantors, Merger Sub or Parent, or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, members, or affiliates of any of the foregoing, excluding however any such persons that constitute a Guarantor hereunder or an assignee thereof (collectively, each of the non-excluded parties, a “Non-Recourse Party”), through Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent or Merger Sub against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except in each case for its right to recover from the Guarantors and any permitted assignees under and to the extent provided in this Limited Guarantee and subject to the limitations set forth herein.

(b)          Recourse against the Guarantors and their permitted assignees under and pursuant to the terms of this Limited Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its Related Persons against the Guarantors and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Abax Financing Commitment or the transactions contemplated thereby.  Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Guaranteed Party under the Merger Agreement or otherwise or give or shall be construed to confer or give to any person other than the Guaranteed Party any rights or remedies against any person, except as expressly set forth in this Limited Guarantee.

(c)          For the purposes of this Limited Guarantee, pursuit of a claim against a Person by the Guaranteed Party or any Related Person of the Guarantee Party shall be deemed to be pursuit of a claim by the Guaranteed Party.  A Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such second Person, adds such second Person to an existing legal proceeding or otherwise asserts a legal claim of any nature against such second Person.

(d)          For the purposes of this Limited Guarantee, the term “Related Person” shall mean, with respect to any person, any controlled affiliate of such person, but shall not include Parent, Merger Sub or any of their controlled affiliates.

10.        RELEASE.  By its execution of this Limited Guarantee, the Guaranteed Party hereby covenants and agrees that (a) neither the Guaranteed Party nor any of its Related Persons, and the Guaranteed Party agrees to the maximum extent permitted by law, none of its officers, directors, security holders or representatives, has or shall have any right of recovery against any Guarantor or any Non-Recourse Party under the Merger Agreement, or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by law, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, the Guarantor and each Non-Recourse Party from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby or hereby, whether by or through attempted piercing of the corporate (limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent, Merger Sub or any other person against any Non-Recourse Party, or otherwise under any theory of law or equity (the “Released Claims”), other than (i) claims against the Parent and the Merger Sub and (ii) claims against the Guarantors and their permitted assignees pursuant to this Limited Guarantee (subject to the limitations set forth herein) and (b) recourse against the Guarantors and their permitted assignees under this Limited Guarantee (subject to the limitations set forth herein) shall be the sole and exclusive remedy of the Guaranteed Party against the Guarantors or any Non-Recourse Party (other than Parent and Merger Sub) with respect to the Released Claims.

11.        AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by each Guarantor and the Guaranteed Party, or in the case of waiver, by the party against whom the waiver is to be effective.  No waiver by any party of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.        ENTIRE AGREEMENT. This Limited Guarantee constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantors or any of their respective affiliates on the one hand, and the Guaranteed Party or any of its affiliates on the other hand.

13.        GOVERNING LAW; SUBMISSION TO JURISDICTION.  This Limited Guarantee and all claims and defenses arising out of or relating to this Limited Guarantee or the breach, termination or validity of this Limited Guarantee, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  The parties hereto hereby (a) submit for itself and its property to the exclusive jurisdiction of any state court sitting in New York City or any federal court sitting in the Southern District of New York for the purpose of any action arising out of or relating to this letter agreement brought by any party hereto, (b) consents that any such action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in such court or that such court is an inconvenient forum for the action and agrees not to assert, plead or claim the same; (c) agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets; (d) irrevocably waives any right to remove any such action from the state court sitting in New York City or any federal court sitting in the Southern District of New York to any other court; (e) agrees that service of process in any such action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the address set forth in Section 7 of this Limited Guarantee); and (vi) agrees that nothing in this Limited Guarantee shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.

14.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS LIMITED GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 14.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS LIMITED GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15.        NO THIRD PARTY BENEFICIARIES.   Except for the rights of Non-Recourse Parties provided hereunder, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee and the Merger Agreement, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

16.        COUNTERPARTS.  This Limited Guarantee may be signed in any number of counterparts and may be executed and delivered by facsimile, email or other electronic transmission, and each counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Limited Guarantee shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Limited Guarantee shall have no effect and no party shall have any right or obligations hereunder (whether by virtue of any other oral or written agreement or other communication).

17.        SEVERABILITY.  If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, however, that this Limited Guarantee may not be enforced against any Guarantor without giving effect to the Maximum Amount of such Guarantor or the provisions set forth in Sections 3, 9 and 10. No party hereto shall assert, and each party shall cause its respective Related Persons not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable.  Upon a determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

18.        HEADINGS.  Headings are used for reference purposes only and do not affect the meaning or interpretation of this Limited Guarantee.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the Guarantors and the Guaranteed Party have caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

Mr. TIANFU YANG

By:	/s/ Tianfu Yang

[Signature Page to Limited Guarantee]

ABAX GLOBAL OPPORTUNITIES FUND

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Director

AGC ASIA 5 LTD.

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Director

PROSPER EXPAND LTD.

By:	Abax Global Capital, its Investment Manager

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Authorized Signatory

[Signature Page to Limited Guarantee]

Accepted and Agreed to:

HARBIN ELECTRIC, INC.

By:	/s/ Boyd R. Plowman
Name: Boyd R. Plowman
Title: Chairman, Special Committee of the Board of Directors

[Signature Page to Limited Guarantee]

Annex A

Guarantor	Percentage of Obligations

Mr. Tianfu Yang	74.4%
Abax Global Opportunities Fund	13.1%
AGC Asia 5 Ltd.	9.2%
Prosper Expand Ltd.	3.3%
Total	100%